EXHIBIT 23.1


                         CONSENT OF PANNELL KERR FORSTER


         We consent to the incorporation by reference in this Registration Statement of NewCom, Inc. on Form S-8 of our report dated June 11, 1997, which appears on page F-2 of NewCom, Inc.'s prospectus dated September 15, 1997.



/s/ PANNELL KERR FORSTER

Pannell Kerr Forster
Los Angeles, California
February 25, 1998